News Release                                                     LAYNE GRAPHIC

                                           Contact:  Layne Christensen Company
                                                     Jerry W. Fanska
                                                     Vice President-Finance
                                                     913-677-6858
                                                     www.laynechristensen.com



FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 7, 2006

                LAYNE CHRISTENSEN ANNOUNCES BOARD NOMINATIONS AND
                          AFFIRMATION OF STRATEGIC PLAN

Mission Woods, KS. - February 7, 2006 - Layne Christensen Company (Nasdaq:LAYN) announced today that Steel Partners II, L.P. ("Steel Partners") filed a notification of two nominees for election to Layne's Board of Directors (the "Board") at the 2006 Annual Meeting of Shareholders in order to satisfy the deadline for submission of such nominees under Layne's bylaws. In a letter from Warren Lichtenstein, the Managing Member of Steel Partners and currently a member of Layne's Board, he expressed unhappiness "with the current inability of the Layne Board to adopt a strategic long-term plan which Steel believes will facilitate long-term enhancement of shareholder value and on the appropriate person to lead the company's senior management team."

The majority of Layne's Board is strongly supportive of the current strategic plan which harnesses the synergy from its water, minerals and energy businesses. Our operating history has demonstrated the important benefits from the integration of these complementary businesses, including economic leverage and industry diversification to cushion downturns, spread risks and balance earnings. Andrew Schmitt, Layne's CEO, has been a forceful advocate of the current strategic plan which has been at odds with Mr. Lichtenstein's view. The market has validated the current strategic plan and rewarded its implementation by current management with all-time high prices for Layne's shares.

David Brown, Chairman of Layne's Board, said "it is particularly unfortunate that a rival slate for two seats on our Board would be proposed at a time when both our operating results and stock continue to perform well. In the coming months before the annual meeting, we look forward to communicating as well as demonstrating the benefits of our strategic plan and the strength of our current leadership."

Important Additional Information Will Be Filed with the SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Company's 2006 annual meeting of stockholders. The Proxy Statement will contain important information about the Company and the matters to be voted on at the annual meeting. Investors and security holders are urged to read the Proxy Statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Mr. Jerry W. Fanska, the Company's Vice President of Finance at 913-677-6858.



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The  Company  and its  directors  and  executive  officers  may be  deemed to be participants in the solicitation of proxies in respect of the annual meeting and the matters to be voted on at such meeting. Information regarding the Company's directors and executive officers may be obtained by reading the Company's Annual Report on Form 10-K for the year ended January 31, 2005 and its definitive proxy statement dated May 13, 2005 in connection with the Company's annual meeting of stockholders held on June 9, 2005. Additional information regarding the participants in the solicitation may be obtained by reading the Proxy Statement in connection with the Company's 2006 annual meeting of stockholders when it becomes available.

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management's intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "should," "intended," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to the ability of Layne and Reynolds to negotiate and sign a mutually acceptable definitive agreement, the results of due diligence, the ability of Layne to successfully integrate the operations of Reynolds into its exiting businesses, prevailing prices for various commodities, unanticipated slowdowns in the Company's major markets, the risks and uncertainties normally incident to the exploration for and development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this release, and the Company assumes no obligations to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

Layne Christensen Company provides sophisticated services and related products for the water, mineral, construction and energy markets.